UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2012

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2012, the board of directors of the registrant (the “Company”) authorized and approved an amendment to the Company’s bylaws to remove provisions relating to the classification of the board of directors, so that each director is subject to annual election, which began with the Company’s 2012 annual meeting held on December 13, 2012.

As previously disclosed, on April 12, 2013, the Company filed an amendment to its Articles of Amendment and Restatement changing its name from Gramercy Capital Corp. to Gramercy Property Trust Inc. The Articles of Amendment to the Articles of Amendment and Restatement of Gramercy Property Trust Inc. were attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2013, and are incorporated herein by reference. Immediately following the amendment to the Company’s Articles of Amendment and Restatement to reflect the name change as described above, the Company made conforming changes to its bylaws to reflect the change of the Company’s name from Gramercy Capital Corp. to Gramercy Property Trust Inc. (as amended, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are attached as Exhibit 3.2 hereto, and are incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Gramercy Property Trust Inc., incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2013.

3.2	Amended and Restated Bylaws of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name: Title:	Jon W. Clark Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Gramercy Property Trust Inc., incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2013.

3.2	Amended and Restated Bylaws of the Company.